Exhibit 99.3

VYYO INC. OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made and entered into effective as of             , 2005 (the “ Effective Date”), by and between Vyyo Inc., a Delaware Company (the “Company”), and                     , I.D No.                     , an Israeli resident/citizen, residing at                                               (the “Participant”).

WHEREAS	On March 14, 2005, the Company adopted the Vyyo Inc. Amended and Restated 2000 Employee and Consultant Equity Incentive Plan and the Israeli Appendix A to the Plan (hereinafter, collectively: the “Plan”), a copy of which is attached hereto as Exhibit A, and the terms of which are incorporated herein by reference; and

WHEREAS	The Company Vyyo Ltd. (hereinafter: “Vyyo Ltd.”) have entered into a Trust Agreement, established under the Plan, a copy of which is attached hereto as Exhibit B, which nominates Yardeni Gelfand Trusts (2000) Ltd., as Trustee (hereinafter the “Trust Agreement” and the “Trustee”, respectively).

WHEREAS	Participant desires to participate in the Plan on such terms and conditions as provided herein, and subject to the restrictions set forth in the Plan, in this Agreement and in the Trust Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Preamble

1.1.	The preamble to this Agreement constitutes an integral part thereof.

1.2.	Unless otherwise defined herein, any capitalized term not specifically defined in this Agreement shall have such meaning as is ascribed to it in the Plan and shall be construed according to the interpretation given to it in the Plan.

1.3.	Any interpretation of this Agreement will be made in accordance with the Plan and the Trust Agreement. In the event of any inconsistencies or conflicting provisions between the provisions of the Plan and the provisions of this Agreement, whether explicit or implied, the provisions of the Plan shall prevail.

2.	Grant of Awards

2.1.	On, and subject to, the terms and conditions hereof and of the Plan and the Trust Agreement, the Company hereby grants to Participant an option (the “Option”) to purchase ( ) shares of the Common Stock of the Company, with a par value of US each (hereinafter called the “Shares” and individually a “Share”), to be held in the name of the Trustee for the benefit of the Participant, pursuant to the terms of this Agreement, the Plan and the Trust Agreement.

2.2.	The Options granted hereunder are intended to constitute 102 Capital Gain Awards, and are subject to the provisions of Section 102 and the rules and regulations promulgated thereunder, as now in effect or as amended or replaced from time to time.

The classification of the Options as Trustee 102 Awards is conditioned upon the approval (or the deemed approval pursuant to the provisions of section 102(a) of the Ordinance) of the Plan and the Trustee by the Israeli Tax Authorities (“ITA”). In the event that such approval is not granted, regardless of reason, then the Options shall be deemed to be Non-Trustee 102 Awards, unless otherwise determined by the ITA officer.

2.3.	The Options will be issued to the Trustee. The Trustee will hold in trust the Options, the Shares to be issued upon exercise of the Options, and all other securities received following any exercise of realization of rights, including bonus stock, dividend (whether in cash or in kind), or other rights issued or distributed in connection with the Options or the Shares, until the later to occur of: (i) the lapse of the minimum Holding Period as required under Section 102, or (ii) the full payment of all requisite taxes by the Participant, as shall be determined by Vyyo Ltd. and the Trustee, in their sole discretion.

2.4.	Provided that the Participant continuously remains an employee of Vyyo Ltd., the Option shall become exercisable as to portions of the Shares as follows: (i) on , the Option shall become exercisable as to ( ) of the Shares subject to the Options; and (b) an additional ( ) of the Shares subject to the Option shall become exercisable on the day of each month thereafter for a period of ( ) consecutive months until this Option is exercisable with respect to one hundred percent (100%) of the Shares. If application of the vesting percentage causes a fractional Share, such

2.5.	Share shall be rounded down to a whole share.

3.	Exercise Price

The price per share payable by Participant to the Company for each Share issuable upon the exercise of the Option shall be              Dollars and              Cents (US $            ) per Share (the “Exercise Price”). The Exercise Price shall be paid in U.S. Dollars or in such other currency as may be authorized by the Committee as defined in the Plan, in cash, by banker’s check or by a wire transfer of funds.

4.	Term of Option

4.1.	Subject to the terms and conditions set forth herein and in the Plan, the Options may be exercised in whole or in part once they have vested pursuant to the terms set forth in Section 2.4 above, but in any event no later than the lapse of ( ) after the Effective Date (the “Expiration Date”). Any Option not exercised within the aforesaid period shall automatically lapse upon the Expiration Date.

4.2.	Except as provided in Sections 4.3 and 4.4 below, an Option may not be exercised unless such option has vested prior to the termination of the Participant’s employment with Vyyo Ltd., for any reason or for no reason, and provided further that at the time the Option is exercised and at all times from the Effective Date, the Participant shall then be and shall have continuously remained an employee of Vyyo Ltd., the Company or any Subsidiary thereof.

4.3.	If the Participant should, for any reason, cease to be employed by Vyyo Ltd. (whether on the Participant’s own initiative or at Vyyo Ltd’s initiative for any reason or for no reason), then:

4.3.1.	all of Participant’s rights, if any, in respect of all Options previously granted to Participant under the Plan which have not become exercisable prior to the effective date of such cessation of employment shall automatically terminate; and

4.3.2.	all Options previously granted to Participant under the Plan, to the extent only to the extent that such Options have become exercisable prior to the effective date of such cessation of employment, may be exercised by the Participant within three (3) months after the effective date of such cessation of employment, but in any event, no later than the Expiration Date of the Options. Any such exercisable Options that have not been exercised during such 3-month period shall automatically terminate. Notwithstanding the forgoing, in the event of cessation of employment for Cause, then all Options granted to the Participant, whether exercisable or not, shall automatically terminate on the effective date of such cessation of employment.

For the purpose hereof, the term “Cause” shall be deemed to include but not be limited to: (i) unsatisfactory performance if continuing thirty (30) days’ after receipt of written notice by Vyyo Ltd. of such unsatisfactory performance; (ii) material neglect of Participant’s duties, insubordination, disruption of Vyyo Ltd’s operations, or a significant violation of any of the provisions of Participant’s Employment Agreement; (iii) harassment of Vyyo Ltd’s employees; (iv) commission of an act of moral turpitude in connection with Participant’s employment; (v) imparting confidential information relating to Vyyo Ltd. or the Company, or any Subsidiaries or Affiliated of the Company; (vi) failure to adhere to all applicable rules of professional conduct; or (vii) circumstances under which according to any law, employment agreement or judicial decision (from a court of competent jurisdiction) the Participant is not entitled to the full amount of severance pay that would otherwise be payable under the Severance Pay Law 5723-1963.

4.4.	If Participant’s employment with Vyyo Ltd. terminates because of death or Disability of Participant, the Participant or his successors, as applicable, will be entitled to the rights specified in Section 6(g) of the Plan. If Participant’s employment ceases as a result of death, the rights represented by the Options shall be transferred to Participant’s legal heirs as demonstrated to the Trustee by the furnishing of a probation or succession order, all in accordance with the relevant provisions of the Plan.

4.5.	For purposes of this Agreement a Participant will not be considered employed by Vyyo Ltd. whether the Participant has left the employ with Vyyo Ltd. on his own initiative or has been dismissed by Vyyo Ltd. for any reason or for no reason. In the event of resignation or discharge of a Participant from the employ of Vyyo Ltd., Participant’s employment shall, for the purposes of this paragraph 4, be deemed to have ceased upon the delivery to the employer of notice of resignation, or upon the delivery to the employee of notice of discharge, as the case may be, irrespective of the effective date of such resignation or discharge. The Committee’s determination as to whether an authorized leave of absence on military, governmental or public service or otherwise, or termination of employment under certain conditions, shall constitute termination of employment for the purposes hereof, shall be conclusive.

4.6.	Anything herein or in the Plan to the contrary notwithstanding, but without derogating from the provisions of Section 4 of the Plan, the Option shall terminate immediately upon the consummation of any disposition of Vyyo Ltd. by the Company, including a merger, consolidation or other transaction resulting in the Company holding less than 50% of the outstanding shares of capital stock of Vyyo Ltd., a sale or other transfer of more than 50% of the outstanding capital stock of Vyyo Ltd. or a sale or other transfer of all or substantially all of the assets of Vyyo Ltd.

5.	Exercise of Option

5.1.	To exercise this Option, Participant (or in the case of exercise after Participant’s death, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Participant’s election to exercise the Option and the number of Shares being purchased, together with payment in cash of the full Exercise Price for the Shares exercised, along with all applicable taxes. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

5.2.	The Participant may be required by the Company, at the Company’s discretion, to give a representation in writing upon exercising the Option, that he or she is acquiring the Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

6.	Limitations on Exercise

The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

7.	Dividend

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Participant, the Participant shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Certificate of Incorporation (and all amendments thereto) and subject to the provisions of Section 102 and to the provisions of Section 2.3 above.

In the event that the Company distributes a dividend to the holders of Shares, the Company shall transfer to the Trustee the dividend designed for the Shares held by the Trustee for the benefit of the Participant, in accordance with the provisions of this Plan. The Trustee shall deduct all applicable taxes from the dividend amount and transfer the remaining dividend amount to the Participant.

8.	Compliance with Laws and Regulations

The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities and tax laws (including, without limitation, the requirements of Section 102) and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

9.	Nontransferability of Option

9.1.	Notwithstanding any other provision of the Plan, neither this Option nor any right with respect thereto, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Participant each and all of such Participant’s rights to purchase Shares hereunder shall be exercisable only by the Participant.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

9.2.	As long as Options or Shares purchased pursuant thereto (including any rights related thereto and including bonus shares) are held by the Trustee on behalf of the Participant, all rights of the Participant over the Options, Shares and rights are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9.3.	Any purported assignment, transfer, grant of collateral, or pledge of an Option or Share in contradiction to the provisions of this Section 9, directly or indirectly, for an immediate effect or for a future one, shall be null and void and cause the Option to expire immediately. In addition, the provision of Section 102, relating to non-compliance with the Holding Period, will apply and all sanctions under Section 102 shall be borne by the Participant.

10.	Market Stand-Off

In connection with any underwritten public offering of the Company’s equity securities, pursuant to an effective registration statement, for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company and its underwriters.

11.	Participant’s Warranties and Representations

11.1.	Participant represents and warrants that (1) Participant has received, reviewed, understands and agrees to the terms and conditions set forth in the Plan and the Trust Agreement; (2) Participant is an Israeli resident or is deemed to be a resident of the state of Israel for the payment of tax; and (3) Participant shall not dispose of any Shares in transactions which, in the opinion of counsel to the Company, violate the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws, including the securities laws of the State of Israel and of the United Kingdom.

11.2.	Participant hereby undertakes to be subject to the terms and conditions set forth in the Trust Agreement, stating, inter alia, that the Trustee will be released from any liability in respect of any action or decision duly taken and executed in good faith in relation to any Options or Shares issued to the Participant thereunder. Participant further undertakes to execute any document necessary in order to enable the Trustee to perform its duties under the Trust Agreement, as shall be requested by the Trustee.

12.	Redemption Rights Termination

In consideration of the Options granted to the Participant hereunder, Participant hereby waives, relinquishes and terminates any redemption or other repurchase rights that Participant may have under any oral or written agreement with Vyyo Ltd. or the Company.

13.	Integration of Section 102 And Tax Assessing Officer’s Permit

13.1.	The provisions of this Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit (to the extent that such permit is issued) (the “Permit”), and said provisions and Permit shall be deemed an integral part of this Agreement and the Plan.

13.2.	The Participant undertakes to comply with any and all of the requirements and conditions set forth in Section 102.

14.	Tax Matters

14.1.	Any tax arising with respect to the grant or exercise of any Option, the payment for, or disposition of, Shares covered thereby, or from any other event or act in connection therewith (of the Company, its Parents or Subsidiaries, the Trustee or the Participant), shall be borne solely by the Participant. The Company, its Parents, Subsidiaries, and the Trustee shall be entitled to withhold taxes according to the requirements of any applicable laws, rules, and regulations, including withholding taxes at source and particularly regulation 7(b) of the Income Tax Regulations (tax benefits on the issuance of shares to employees) 2003. The Participant shall indemnify the Company, its Parents, Subsidiaries, and the Trustee, as the case may be, and hold each of them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

14.2.	Notwithstanding anything to the contrary, the Administrator, or when applicable, the Trustee shall not release any Options or Shares allocated or issued upon exercise of the Options (including rights or bonus shares) prior to the full payment of the Participant’s tax liabilities arising from the Options which were granted to him or her and/or any Shares allocated or issued upon exercise of such Options, or the sale or other disposition of the Shares.

14.3.	In addition, if the Participant ceases to be employed by Vyyo Ltd., the Participant shall, at Vyyo Ltd’s request, extend Vyyo Ltd. a security or guarantee for the payment of tax due at the time of sale of the Shares, all in accordance with the provisions of Section 102.

14.4.	The Participant hereby acknowledges that he is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant.

14.5.	In the event that the requirements for the Trustee 102 Awards are not met, then the Trustee 102 Awards shall be regarded as Non-Trustee 102 Awards, (as such terms are defined in the Plan).

15.	Privileges of Stock Ownership

Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises the Options and pays the Exercise Price and all requisite taxes.

16.	No Obligation to Employ

Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with Vyyo Ltd., the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

17.	Interpretation

Any dispute regarding the interpretation of this agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

18.	Successors and Assigns

Except as otherwise provided herein, this Agreement, and all terms hereof, shall inure to the benefit of and be binding upon the parties hereto and their respective successors, executors, administrators or assigns.

19.	Entire Agreement

This Agreement, the Plan and the Trust Agreement and all exhibits hereto and thereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, undertakings, negotiations and discussions, whether oral or written.

20.	Notices

All notices, demands, consents or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or five (5) business days (including Saturday) if sent by first class airmail, return receipt requested or the next business day if sent by Telefax, Express Mail, Federal Express or similar service, addressed, if to the Company, to Vyyo Inc.                                                   U.S.A, with a copy, not constituting a delivery, to its Israeli counsel Fischer, Behar, Chen & Co., 6th Floor, Hamigdal Building, 3 Daniel Frisch Street, Tel Aviv, 64731, Israel, and if to a Participant, to his address as it appears on Vyyo Ltd’s records.

21.	Governing Law

This Agreement shall be governed by and construed solely in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. In the event of any controversy or claim arising out of or relating to this agreement, or breach thereof, the parties may apply solely to the compatible courts in the state of California.

22.	ACCEPTANCE

PARTICIPANT HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN, THE TRUST AGREEMENT AND THIS AGREEMENT. PARTICIPANT HAS READ AND UNDERSTANDS THE TERMS AND PROVISIONS HEREOF AND THEREOF, AND ACCEPTS THE OPTION SUBJECT TO ALL THE TERMS AND CONDITIONS OF THE PLAN, THE TRUST AGREEMENT AND THIS AGREEMENT. PARTICIPANT ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON THE EXERCISE OF THE OPTION OR DISPOSITION OF THE SHARES AND THAT PARTICIPANT SHOULD CONSULT A TAX ADVISER PRIOR TO SUCH EXERCISE OR DISPOSITION.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

VYYO INC.		Participant

By:
	(Signature)	(Signature)

	(Print Name)	(Print Name)

Exhibit A

The Plan and the Israeli Appendix A

Exhibit B

The Trust Agreement